UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 IPORUSSIA, INC.
 ------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

        Delaware                                      8742                            38-3649127
------------------------                  ----------------------------            ----------------
(State or jurisdiction of                (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)           Classification Code Number)              Identification No.)

             12 Tompkins Avenue, Jericho, N.Y. 11753 (516) 937-6600
 ------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                     12 Tompkins Avenue, Jericho, N.Y. 11753
 ------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

    Leonard W. Suroff, 12 Tompkins Avenue, Jericho, N.Y. 11753 (516) 937-6600
-------------------------------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                                   COPIES TO:
  Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, NY 11509 (516) 371-4598

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                  -----------------------

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           -----------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. *

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                        -----------------------

                         CALCULATION OF REGISTRATION FEE

        Title of each            Share          Proposed maximum         Proposed maximum
      class of securities     amount to be       offering price          aggregate offering           Amount of
       to be registered        registered           per unit                   price              registration fee
      -------------------     -------------     -----------------        ------------------        ----------------
  Common Stock                 3,000,000              $1.00                  $3,000,000                 $276.00

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss.230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 IPORUSSIA, INC.

                        3,000,000 shares of Common Stock


This is our initial public offering of common stock. The initial public offering price is $1.00 per share. No public market currently exists for our common stock. We are selling 3,000,000 shares of common stock which have $.0001 par value per share. This represents 18.5% of the total outstanding shares based on the maximum amount of the offering. We are a Delaware corporation.

We will sell the shares ourselves. We do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares.

The offering will remain open until May 31, 2003, unless we decide to cease selling efforts prior to that date. Investors must purchase a minimum of 1,000 shares.


The securities offered hereby are highly speculative and involve a high degree of risk. See the caption "Risk Factors" commencing on page 5.

                     Price to Public   Commissions   Gross Proceeds to Company
                     ---------------   -----------   -------------------------
  Per Share           $     1.00          -0-               $    1.00
  Maximum Offering    $3,000,000          -0-               $3,000,000


  (1) We plan to offer and sell the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds and 3 percent non-accountable expenses.

  (2) Before deduction of offering expenses estimated to be $25,000.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                               ------------------


           The date of this Prospectus is               , 2002

                                Table of Contents


  Summary......................................................................3
  Our Company..................................................................3
  Risk Factors.................................................................5
  Use of Proceeds..............................................................8
  Dilution.....................................................................9
  Capitalization..............................................................11
  Plan of Distribution........................................................11
  Business....................................................................11
  Management's Discussion and Analysis of Conditions or Plan of Operations....15
  Principal Shareholders......................................................15
  Management..................................................................16
  Certain Transactions........................................................20
  Description of Securities...................................................20
  Shares Eligible for Future Sale.............................................21
  Available Information.......................................................22
  Dividend Policy.............................................................23
  Stock Transfer Agent........................................................23
  Experts.....................................................................23
  Legal Matters...............................................................24
  Index to Financial Statements..............................................F-1

                                     Summary

           This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                   Our Company

           IPORUSSIA, INC. ("IPORUSSIA" or "Company"), plans to offer business advisory services to private companies located in the Russian Federation ("Russian Federation" or "Russia") that are interested in taking their companies public in foreign markets and obtain a stock market ("Stock Market")listing to have their shares traded on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market or Over-The-Counter Bulletin Board. We plan to provide a range of business advisory services to corporate clients, which include providing information regarding various requirements and procedures in order to take a company public, assisting client companies in assembling a team of professionals and other related services. We do not intend to assist clients in raising capital. However, we expect to introduce broker-dealers to clients to assist them in raising capital.

           We were incorporated in Delaware on April 1, 2002, with an authorized capitalization of 100,000,000 shares of common stock,$.0001 par value, and 1,000,000 shares of preferred stock, $.0001 par value. Our offices are located at 12 Tompkins Avenue, Jericho, N.Y. 11753, and the telephone number is (516) 937-6600.

           Since the incorporation of IPORUSSIA on April 1, 2002, we have commenced operations and although we have not generated any revenue we have entered into our first Financial Advisory Agreement with a client.

           Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares.

                                  The Offering

Common Stock offered
for sale hereby                Up to a maximum of 3,000,000 shares by us.

Offering Price                 $1.00 per share offered to the public.
                               The shares are being sold on a "best efforts" basis.

Terms of the Offering          The offering will remain open until May 31,
                               2003, unless we decide to terminate the selling efforts prior to this date. The minimum subscription is 1,000 shares.

Authorized and                                          Common        Preferred
Outstanding  Shares of                                  Stock         Stock
Stock                                                   -------       ---------
                     (current)    Authorized:           100,000,000   1,000,000
                                  Outstanding:
                                  o  Prior to Offering:  13,600,000
                                  o  After 50% of
                                     Offering is sold    15,100,000
                                  o  After maximum
                                     Offering is sold    16,600,000

                               Unless otherwise indicated, the information in this prospectus, irrespective of the date referenced, assumes that there is no exercise of outstanding options or warrants to purchase additional shares.

Plan of Distribution                This  is  a  direct  participation  with  no
                                    minimum  offering  requirement,  and with no
                                    commitment by anyone to purchase any shares.
                                    The  shares  will be  offered  and sold on a
                                    "best  efforts"  basis by our  officers  and
                                    directors,   although   we  may  retain  the
                                    services  of one  or  more  NASD  registered
                                    broker/dealers as selling agent(s) to effect
                                    offers   and  sales  on  our   behalf.   The
                                    broker/dealers will receive a commission on their sales. None have been retained as of this date.

Use of Proceeds                     Assuming  that the entire  offering  will be
                                    sold,  then up to the first  $25,000 that we
                                    raise  will be used to pay the  expenses  of
                                    the offering.  The priority for funds raised
                                    in excess of that  amount will be applied in
                                    the following  order (i) officers  salaries;
                                    (ii)    administrative    salaries;    (iii)
                                    marketing;  (iv)  establishment  of offices;
                                    and (v) working capital.

                                  Risk Factors

           The securities offered hereby are highly speculative and involve substantial risks. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. Any of the following risks could cause the value of our common stock to decline.

RISKS RELATED TO OUR BUSINESS

           We have nominal assets and limited operations with which to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form SB-2. If all the shares offered are sold, we will receive up to $2,975,000 net proceeds to pay for our estimated operating expenses. There can be no assurance that such offering will be successful.

           If the company is unsuccessful in raising additional capital through its offering and is unsuccessful in its own business operations investors may lose their entire investment.

           Our Chief Executive Officer will conduct activities of our company on a part time basis until the completion of this offering. As a result of his participation in business activities of another company, his limited attention to our company may delay the development of our business.

           This offering is self-underwritten, and has no minimum which must be raised, which means that we may not raise any proceeds or only nominal, and investors run the risk of losing their entire investment.

           We have one client that generates no revenues and if we fail to successfully implement our business plan by developing a solid client base and generating revenues we will go out of business.

           Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have entered into only one agreement to utilize our services with any client. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of clients. If we fail to obtain contracts with a significant number of clients to generate meaningful revenues, we may not achieve profitability and may go out of business.

           We face intense competition from consulting, law and investment banking firms which may adversely affect our revenue and profitability.

           A large number of consulting, law and investment banking firms offer similar services that we plan to offer. Most of these firms have greater resources in terms of people, money and experience. If we cannot successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and profitability.

           Our success depends significantly on the continued services of our management personnel, Vladimir F. Kuznetsov, our President and Chief Executive
Officer. Losing him could seriously harm our business. Competition for executives is intense. If we had to replace Vladimir F. Kuznetsov, we would not be able to replace the significant amount of knowledge that he has about our operations. We do not maintain "key man" insurance policies on Vladimir F. Kuznetsov. We have an employment contract with Vladimir F. Kuznetsov.

           Other business ventures of our executive officer may present a potential conflict of interest.

           Vladimir F. Kuznetsov is the one of our three officers and directors and has control in directing our activities. He is involved in other business activities and may, in the future, become involved in additional business opportunities. If a specific business opportunity becomes available, Mr. Vladimir F. Kuznetsov may face a conflict of interest. He may take advantage of this business opportunity through other companies that he works with. In such event, we will loose potential acquisitions and revenue, which will negatively affect the value of shares of our common stock.

RISKS RELATED TO THIS OFFERING

           Shares eligible for public sale after this offering could adversely affect our stock price.

           After this offering there will be outstanding 16,200,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 13,200,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act. These restricted securities will first become eligible for resale under Rule 144 on April 1, 2003.

           We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities. Our stock price may decline if the resale of shares under Rule 144 in addition to the resale of registered shares at certain time in the future exceeds the market demand for our stock.

           Market conditions and Market Makers may cause your investment in our common stock to be very illiquid. Unless a trading market for our shares is developed, you will not be able to resell your stock and the stock price may be influenced by market makers.

           We plan to have our shares trade on the NASD over-the-counter bulletin board. There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

           To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

           The application of the "penny stock" rules could adversely affect the market for our stock.

           The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

           o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

           o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

           o average annual revenue of at least $6 million for each of the last three years.

           We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

           o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

           o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

           o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

           In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

           These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

           The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

           The company is controlled by officers, directors and principal shareholders.

           Mr. Vladimir F. Kuznetsov will beneficially own approximately 9.04%, and Mr. Leonard W. Suroff will beneficially own approximately 15.06% and Mr. Richard Bernstein will beneficially own approximately 18.98% of the outstanding stock upon completion of this offering. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.

           We have a need for subsequent funding.

           We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus, even if we only raised a nominal amount of additional capital. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.

           This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

           We have designated only limited specific use for the net proceeds from the sale of common stock described in this prospectus. We expect to use the net proceeds for working capital and general corporate purposes. Consequently, the Board of Directors and our management will have broad discretion in allocating the net proceeds of this offering. See "Use of Proceeds."

           We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our earnings, if any, for use in our business and do not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including future earnings, the success of our business activities, regulatory capital requirements, the general financial condition and future prospects, general business conditions and such other factors as the Board of Directors may deem relevant.

           Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                                 Use of Proceeds

           We are seeking a new investment through this offering to expand our current operations immediately. Achievement of this primary plan is entirely dependent upon our ability to raise a substantial amount of funds through this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these minimum funds, we will not be able to execute our primary plan as presently contemplated by management.

           The maximum net proceeds from this offering may be as high as $2,975,000. If we are unable to sell all of the shares offered, the net proceeds would be lower.

           In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. In addition, we have outlined in order of priority, the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered. The net proceeds we would receive from the sale of all of the 3,000,000 shares offered by this prospectus are estimated to be approximately $3,000,000. For lesser percentages of shares sold see the table following. The table also shows how we will use the proceeds of the offering.

                                               Amount  of Net Proceeds
                                         -----------------------------------
                                         at 10%        at 50%        at 100%
                                         ------        -------       -------
  Company Proceeds from
  the Offering                          $300,000    $1,500,000     $3,000,000
  Less: Offering Expenses               $ 25,000    $   25,000     $   25,000
                                        --------    ----------     ----------

  Net Proceeds from Offering            $275,000    $1,475,000     $2,975,000
                                        --------    ----------     ----------

  Use of Net Proceeds:
  Officers Salaries                        - 0 -    $  170,000     $  170,000
  Administrative Salaries               $ 50,000    $  200,000     $  300,000
  Marketing                             $ 50,000    $   75,000     $  150,000
  Establishment of Offices              $ 20,000    $   75,000     $  100,000
  General Working Capital(1)            $155,000    $  955,000     $2,255,000
                                        --------    ----------     ----------

  Total Use of Net Proceeds             $275,000    $1,475,000     $2,975,000
                                        ========    ==========     ==========

  (1) We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes.

           The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

           If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, internet access expense for high speed cable modem connection to the internet and web-hosting services for our company's website, and other general expenses. The legal and accounting expenses are fees related to financial statement review and audit and the filing of SEC reports. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current stockholders.

                                    Dilution

           We were initially capitalized by the sale of common stock to our founders. The following table sets forth the difference between our founders and purchasers of the shares in this offering with respect to the number of shares purchased from us, the total consideration paid and the average price per share paid. The table below reflects the investments as of June 30, 2002 and assumes that 50% amount of Shares offered hereby are sold.

                        Shares Issued       Total Consideration
                       -----------------    --------------------  Average Price
                       Number    Percent     Amount    Percent    Per Share
                       ------    -------     ------    -------    -------------
Founders             13,200,000     90%    $   51,300      4%       $  .004
New Investors         1,500,000     10%    $1,500,000     96%       $  1.00
                     ----------     ---    ----------     ---

              Total  14,700,000    100%    $1,551,300    100%       $  .08
                     ----------     ---    ----------     ---

The table reflects the investments as of June 30, 2002 and assumes the maximum amount of the Shares offered hereby are sold.

                        Shares Issued       Total Consideration
                       -----------------    --------------------  Average Price
                       Number    Percent     Amount    Percent    Per Share
                       ------    -------     ------    -------    -------------
Founders             13,200,000     81%    $   51,300      2%       $  .004
New Investors         3,000,000     19%    $3,000,000     98%       $  1.00
                     ----------     ---    ----------     ---

          Total(1)   16,200,000    100%    $3,051,300    100%       $   .19
                     ----------     ---    ----------     ---

           As of June 30, 2002, the net tangible book value of our common stock was $45,043 or $.003 per share based on the 13,200,000 shares outstanding. "Net tangible book value" per share represents the amount of total tangible assets less total liabilities, divided by the number of shares. After giving effect to the sale by us of 3,000,000 shares at an offering price of $1.00 per share and after deducting estimated expenses, our pro-forma net tangible book value as of that date would be $3,046,363 or $.19 per share, based on the 16,200,000 shares outstanding at that time. This represents an immediate dilution (i.e. the difference between the offering price per share of common stock and the net tangible book value per share of common stock after the offering) of $.81 per share to the new investors who purchase shares in the offering ("New Investors"), as illustrated in the following table (amounts are expressed on a per share basis):

(1) Calculations concerning dilution are based on an assumption of the offering being fully subscribed.

The following table represents the dilution per share based on the percentage sold of the total amount of shares being offered.

                                                                Shares            Shares
                                                                50% sold         100% sold
                                                                ---------        ---------
  Offering price  ...................................            $1.00             $1.00
  Net tangible book value  before offering                       $.003             $.003
  Increase attributable to the offering  ............            $0.92             $0.81
                                                                 -----             ------
  Net tangible book value
  after giving effect to the offering  ..............            $0.08             $0.19
                                                                 -----             ------
  Per share Dilution to new investors  ..............            $0.92             $0.81
  Percent Dilution per share.........................               92%               81%



           We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

                                 Capitalization

           This table represents our capitalization as of June 30, 2002 as adjusted to give effect to this offering.


                                                                              Shares          Shares
                                                        ACTUAL                at 50%          at 100%
                                                        ------                -------         -------
  Stockholders Equity
      Common Stock, $.0001 par value
        Authorized- 100,000,000 Shares
        Issued and Outstanding -
                           13,200,000 Shares            $1,320                $1,320           $1,320
        +@50%               1,500,000 Shares                                    $150
        +@100%              3,000,000 Shares                                                     $300
  Additional Paid in Capital-                          $49,980            $1,551,150       $3,051,000
  Deficit Accumulated                                  ($6,257)              ($6,257)         ($6,257)
                                                      --------            -----------      -----------

  Total Stockholders Equity                            $45,043            $1,546,363       $3,046,363
                                                      --------            -----------      -----------

                              Plan of Distribution

           This is a direct participation with no commitment by anyone to purchase any shares. The shares will be offered and sold on a "best efforts" basis by our principal executive officers and directors at $1.00 per share until all shares are sold or until the offering is terminated or May 31, 2003.

                                    Business

Background on Russian Economy

           The following has been excerpted from the magazine Upside issued April 2002, and describes current financial conditions in Russia. "Just four years after the economic equivalent of nuclear war, Russia's financial meltdown in 1998--the country's repudiation of its foreign debts and its disassociation from international currency exchange (the ruble is still not a freely convertible currency)--Russia has emerged as the world's fastest-growing major economy, with 9 percent, 5 percent, and 4 percent GDP growth for the years 2000 through 2002 (the latter is projected). These growth rates, together with a Western-oriented population of 150 million and the evolution from an economy made up of the two central cities of Moscow and St. Petersburg to one in which many regional centers now play a role, mark Russia's return to the world's economic stage.

           One reason for Russia's remarkable expansion is an annual growth rate of nearly 10 percent in consumer spending. After 80 years of communist rule, Russians' demand for goods is nearly endless, despite the fact that a large percentage of consumers are just coming out of below-subsistence levels of income. A second, and more important, source of Russia's economic growth is its vast oil and gas resources.

           While Russian banking and finance have not formally re-entered the global scene, Russia's highly visible participation in the Group of Seven economic meetings indicates that a return to financial acceptance is near. Russia's two equity exchanges, the Russian Trading System (RTS) and the Moscow Interbank Currency Exchange (MICEX), have emerged as important markets for currency exchange, pro-viding the capital Russian companies need and serving as the basis for what is quickly becoming Russia's first real financial marketplace. The RTS is an international exchange based upon freely convertible currencies, and Russia's publicly traded oil, energy, and telecommunications companies use this market. MICEX, an electronic exchange that is the Russian equivalent of Nasdaq, trades only in rubles and only in indigenous Russian companies.

           With each passing day under the rule of the dynamic and shrewd president of the Russian Federation, Vladimir Putin, and as each reform Putin's administration puts into place succeeds, Russia is quietly and quickly becoming a world player in every sense, and, more importantly for Upside's readers, a place to do business."

Business Overview

           IPORUSSIA plans to offer business advisory services to companies that are interested in taking their companies public in foreign markets and obtain a stock market listing to provide liquidity for the principals and stockholders alike. This will permit the company to become public in foreign markets and have their shares traded on the New York Stock Exchange (NYSE), The American Stock Exchange (AMEX), NASDAQ Stock Market (NASDAQ) or NASD Over-The-Counter Bulletin Board (OTC:BB). We plan to provide a range of business advisory services which include providing information regarding registration requirements and stock market listing or trading procedures in order to take a company public in foreign markets, assisting client companies in assembling a team of professionals and other services related to going public such as appointment of a transfer agent, organize corporate records and provide answers to client's questions, etc. We plan to charge clients cash fees, shares, and warrants in client company's common stock or a combination. The amount of cash, stock and warrants will vary depending on the type and scope of services required by the client and through negotiation with each client. Since inception on April 1, 2002 to the date of this prospectus, we have been planning our business and developing our services and we have entered into one agreement with a client.

           In August, 2002 we entered into a Memorandum of Understanding with Finance-Analyst Joint Stock Company, a duly registered Russian stock broker and asset manager qualified to trade securities of customers residing in the Russian Federation. The Memorandum of Understanding provides for cooperation whereby Finance-Analyst Joint Stock Company will introduce us to Russian corporations desirous of going public in foreign markets and also assist in the due diligence process. In turn we will recommend that our clients consider using Finance-Analyst Joint Stock Company to list their securities on the Russian stock market.



Industry Background

           The market for business advisory services that we plan to offer is highly competitive, rapidly evolving, and subject to regulatory change. There are no substantial barriers to entry, and we expect that competition will increase.

           Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than we have. We compete directly or indirectly with the following categories of companies:

                    o  Specialized consulting companies

                    o  Investment banking firms

                    o  Law firms

                    o  Accounting firms

                    o Executives that have experience in running a publicly traded company.

                    o  Services

           Following are different types of services that we plan to offer:

                    o Interview management and/or employees in order to understand their business; review and analyze their business plan and financial statements, if any were already prepared. We may provide clients samples of business plans written for other businesses or business plan layout designed to assist people to write an effective business plan.

                    o Provide clients with general information such as samples of audited financial statements, registration and other filing requirements by the SEC and the National Association of Securities Dealers (the "NASD"). We may provide clients samples of audited financial statements, registration statements and other SEC filings made by other companies. As the request of the clients, we will introduce law or public accounting firms to them. We currently have no agreements with any law or public accounting firm to provide services to clients.

                    o Depending on the needs of the clients, assist them in retaining a certified public accountant to audit their financial statements, an attorney to prepare a registration statement and related legal work and a transfer agent. We may also assist clients in the preparation of a registration statement or other SEC filings or provide clients a list of underwriters that are registered with the SEC and are members of the NASD. We will not receive any referral fees from attorneys and certified public accountants. In addition, we will not provide any legal or accounting advise to clients.

                    o We will charge our clients consulting fees based on the type and extent of services provided. Fees will be charged in form of cash, shares and/or warrants to purchase shares in client companies or a combination of the above. We do not intend to assist clients in raising capital. However, we may introduce broker- dealers to clients to assist them in raising capital.




Marketing Strategy

           We plan to market our services through advertisement in the newspaper and on the Internet. We plan to have an Internet web site located at www.iporussia.us. The web site will also be registered in different Internet search engines so people can find our web site. Examples of search engines are Yahoo, Excite, AOL and other major search engines. Depending on the responses to our planned newspaper and our website on the Internet, we may pursue other advertising medium to increase our visibility to our prospective clients. We have not yet developed a plan for advertising on any other medium at this time.

           Our target market consists of established businesses with products or services that we perceive as having compelling features and providing benefits which will be well-received in the marketplace, with national or international sales potential, and whose management team have limited or no experience or knowledge in the going public process.

Future Growth Strategy

           We plan to open both Moscow and New York offices. The Moscow office is a location that is convenient for us to do business in Russia.

           The Moscow  office will be managed by Mr.  Kuznetsov,  who resides in
Moscow. The New York office will be managed by Mr. Suroff. Having a New York office will facilitate contact with various national and international underwriters in the United States. Each office will be staffed by one secretary to assist in the flow of documents between our expected clients and the investment community.

           We intend to initially offer our services from our office in the New York City area, to clients in Russia. We intend to open an office in Moscow to more easily attend to the potential client base in the Russian Federation. The time frame and extent to which we accomplish this expansion will depend on the implementation of our planned business operation, the success of our marketing program and our financial resources.

           The scope of the business to be conducted includes the present Russian Federation and the other countries that form the Commonwealth of Independant States (CIS) (which includes the Russian Federation) which were part of the former USSR, as follows:

             (1)  Azerbaijan                          (7)  Russian Federation
             (2)  Armenia                             (8)  Tadjikistan
             (3)  Byelorussia                         (9)  Turkmenistan
             (4)  Georgia                             (10) Uzbekistan
             (5)  Kazakhstan                          (11) Ukraine
             (6)  Kirghizia                           (12) Moldova

           We intend to enter into a number of Financial Advisory Agreements with various corporate clients in Russia that desire to have their securities traded in foreign markets including the United States Stock Market ("Stock Market") to access capital and provide liquidity for the principals and stockholders alike. The Stock Market includes the New York Stock Exchange
(NYSE), The American Stock Exchange (AMEX), The NASDAQ Stock Market (NASDAQ) or the Over The Counter Bulletin Board (OTC:BB). The client is generally interested in a financing arrangement or other business transaction which may be a public underwriting of clients' securities to obtain access to the United States and other foreign capital markets.

           The securities may be sold by the client to raise working capital, and in addition existing stockholders may also desire to be selling stockholders. In some instances the client may be interested in a merger and/or being acquired or business combination with an existing United States public company. The United States public company may be a public shell corporation having its securities presently trading in the Stock Market for the purpose of reverse mergers.

           We intend to introduce the client to various third parties that may include Underwriters and Investment Bankers primarily in the United States and provide advise, support and other services associated with these activities. These third parties will be responsible for the raising of funds or sale of the clients' securities and not the company.

           We expect to obtain a cash and/or equity fee based on the value of the consideration received by the client on a closing of a transaction. With respect to a transaction in which the client merges with a shell corporation our fee may be in the form of equity such as shares and/or warrants in the shell corporation, in addition to a cash component.

COMPANY FINANCIAL ADVISORY AGREEMENT WITH RUSSIAN BANK

           We entered into a Financial Advisory Agreement dated April 30, 2000 with the Joint Stock Bank Elektronika ("Bank") based in Moscow. Under the agreement we would receive a cash fee of seven (7%) percent on any transaction during the twenty four (24) month term of the agreement on any transaction consummated with a party introduced by us to the Bank within two years from the expiration of the agreement. We are in the process of obtaining the business information ("Business Information") about the Bank in the English language for distribution to various third parties that may be interested in underwriting of the securities of the Bank. The Business Information may contain financial data, projections, and other requested documentation.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONDITIONS OR PLAN OF OPERATIONS

Liquidity and Capital Resources

           The company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity other than the receipt of $150,000 from the private sale of its securities.

           We expect to carry out our plan of business as discussed above. We cannot predict to what extent our liquidity and capital resources will be diminished prior to the implementation of our business plan or whether our capital will be further depleted by operating losses (if any) in carrying out our business plan.

Results of Operations

           The company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by the company since its formation.

           For the current fiscal year, the company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating client candidates.

Need for Additional Financing

           We believe that our existing capital will be sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. There is no assurance, however, that the available funds will ultimately prove to be adequate and our need for additional financing are likely to continue.

           No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the company to allow it to cover its expenses.

           Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, the we might seek to compensate providers of services by issuances of stock in lieu of cash.

Forward-looking Information

           Certain statements in this document are forward-looking in nature and relate to trends and events that may affect our future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. We make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

                             Principal Shareholders

           The following table sets forth certain information regarding beneficial ownership of our common stock as of August 12, 2002, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the"Exchange Act") who is known by us to own beneficially 5% or more of the common stock, (ii) each director of the company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 100,000,000 shares, each of which is $.0001 per share par value. 6,450,000 shares have been issued to parties owning less then 5% of the outstanding shares. 13,600,000 shares have been issued and are outstanding as follows:




                                Shares Beneficially                  Shares Beneficially
                                Owned Prior to Offering              Owned after Offering
                                -----------------------              --------------------
                                 Number             Percent           Number       Percent
                                 -------            --------          -------      -------
  Vladimir F. Kuznetsov         1,500,000             1.03%          1,500,000      9.04%

  Leonard W. Suroff(1)          2,500,000            18.38%          2,500,000     15.06%

  Richard Bernstein(2)          3,150,000            23.16%          3,150,000     18.98%
                               ----------           --------        ----------    --------
  Total Shares Outstanding     13,600,000           100.00%         13,600,000    100.00%



                Directors and officers as a group  - 7,150,000  shares

(1) Includes 1,225,000 shares owned by Mr. Suroff's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Suroff disclaims beneficial ownership).

(2) Includes 1,575,000 shares owned by Mr. Bernstein's wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Bernstein disclaims beneficial ownership).

                                   Management

           There are currently three (3) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.


                                                                 DATE SERVICE
             NAME                        OFFICE                   COMMENCED
            -----                        ------                 ------------

     Vladimir F. Kuznetsov         Director, President          April 1, 2002
                                   & Chief Executive Officer

     Leonard W. Suroff             Director, Treasurer          April 1, 2002
                                   and Secretary

     Richard Bernstein             Director                     April 1, 2002


           All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers serve at the discretion of the board of directors.

           The officers and directors are set forth below.

           Vladimir F. Kuznetsov - Director, President & Chief Executive Officer Vladimir F. Kuznetsov, has been the Company's President, Chief Executive Officer and a Director since its inception in April 2002. Since February 1999, Mr. Kuznetsov has been employed as Managing Director of the Moscow Office of Rascom Telecommunication Company, a telecommunications services provider company. From November 1997 to February 1999, Mr. Kuznetsov was employed as Director for Marketing and Sales and Director for Business Development of MACOMNET, a fiber-optic telecommunications company. From January 1997 to November 1997, Mr. Kuznetsov was employed as Technical Director of Telecommunications Systems for Altro GmbH. (Austria), a telecommunications and security systems distributor. In October 1994, Mr. Kuznetsov retired as a full colonel, attached to the General Staff of the Armed Forces of the former USSR and the Russian Federation.

           Mr. Kuznetsov was an officer/member of the Armed Forces of the USSR and the Russian Federation from September 1973 to 1994. Mr. Kuznetsov graduated from LVOV Polytechnic Institute in 1973 as an Electronics Systems Engineer. Mr. Kuznetsov also graduated from Military Telecommunications Academy in 1984 and received an advanced degree in Management of Telecommunications Systems. Mr. Kuznetsov does not devote a significant amount of time to the affairs of the Company at the present time but upon raising at least two hundred and fifty thousand dollars of the offering, he will become a full-time employee. Vladimir
F. Kuznetsov is 52 years of age.

           Leonard W. Suroff - Director, Treasurer and Secretary

           Leonard W. Suroff, is a practicing attorney and has been Treasurer, Secretary and a Director of the Company since its inception in April 2002. Mr. Suroff is engaged in formulating the Company's business strategy and managing its capital-raising activities for its clients in Russia. Since August 1977, Mr. Suroff has been employed as Corporate Counsel to TII Network Technologies, Inc., a publicly traded company engaged in the manufacture of electronic products. In addition, since May 1990 Mr. Suroff has also been Corporate Counsel to American Biogenetic Sciences, Inc. a publicly traded biotechnology company engaged in researching and developing diagnostic tests for cardiopulmonary conditions as well as treatments for neurological disorders. Mr. Suroff graduated from Polytechnic University with a Bachelor of Science degree in Mechanical Engineering and is a graduate of Brooklyn Law School. Mr. Suroff is admitted to practice before the United States Patent and Trademark Office as a registered Patent Attorney. Mr. Suroff expects to devote such time as is necessary to the business of the Company to fulfill his duties as Treasurer, Secretary and a Director of the Company. Leonard W. Suroff is 65 years of age.

           Richard Bernstein - Director

           Richard Bernstein, has been a Director of the Company since its inception in April 2002. Mr. Bernstein has been a private investor since January 1999. Prior thereto from April 1994 to December 1998, he was Director, President and Chief Executive Officer of NovoComm, Inc., a multimedia telecommunications firm focusing on the emerging Russian and Ukrainian telecommunications markets. Mr. Bernstein spent approximately fifty percent of his business time in Russia. Mr. Bernstein co-founded Mariga Communication Corp. in January 1992 and was the President, Chief Executive Officer and a Director since its inception. From January 1993 to April 1994, Mr. Bernstein was Chief Operating Officer of International Paging Group, Limited Partnership ("IPG"), an affiliate of Mariga engaged in developing paging systems in Russia. Further, Mr. Bernstein was a member of the Management Committee of IPG from its inception until August 1994. Prior to founding Mariga, he served as Executive Vice President of International Telcell, Inc., a private company engaged in providing cable television and cellular communications in Eastern Europe and Central Eurasia from 1990 to 1992. From 1989 to 1992, Mr. Bernstein was Vice President of Moran Asset Management, Inc. a money management firm with expertise in the cellular communications industry. Mr. Bernstein will devote only so much of his time to the affairs of the Company as is necessary to discharge his duties as a Director of the Company. Richard Bernstein is 59 years of age.

Advisory Board

           We have established an informal advisory board. The role of the advisory board is to be available to assist our management with general business and strategic planning advice upon request from time-to time. Accordingly, the advisory board members intend to devote themselves part-time to our affairs.

           The board as it is presently composed exists as follows:

           Eugene A. Selivra, M.D., from St. Petersburg, Russia, attended and graduated from medical school in Russia. Dr. Selivra is fully knowledgeable of the International medical industry and is currently Director of the Winthrop South Nassau University Health System Clinical Trials Network at Winthrop University Hospital in Mineola, New York.

           Sergei N. Abeltsev, resides in Russia and is very knowledgeable about the current economic and business environment in the Russian Federation. Mr. Abeltsev is currently Vice-Chairman of the Liberal-Democratic Party of Russia and Deputy Chief of Staff of the Committee on Informatization Policy, the State Duma, and State Counselor, 2nd Class. Mr. Abeltsev was previously a deputy of the State Duma (lower House of the Federal Assembly) for 6 years (1993 - 1999). Mr. Abeltsev has served in the Armed Forces of the USSR as a Legal Expert, and has attended the Legal Institute of the Ministry of Interior of the Russian Federation.

           Fyodor I. Ladygin, residing in Moscow is a retired military officer, (three-star general) of the former Soviet Union. Mr. Ladygin has experience in the Russian Federation government and private industry. Mr. Ladygin is currently Director of VECTOR United Bureau of Strategic Analysis. From 1992 - 1997, Mr. Ladygin held the position of Chief Intelligence Directorate/Deputy Chief of the General Staff of the Russian Armed Forces. From 1990 - 1992, Mr. Ladygin was Chief of the Treaty and Legal Directorate of the General Staff where his main responsibility was supervision of arms control negotiations.

           Cleveland Johnson, Jr., has extensive experience in both business and government. From 1990 to 1993 Mr. Johnson was a Regional Director of the U.S. Department of Health and Human Services during the prior Senior Bush Administration. Mr. Johnson is currently a member of the Board of Directors of Allstate Life Insurance Company, and IntrAmerica Life Insurance Company.

           Paisley D. Demby has finance and strategic management experience. Since May 1999, Mr. Demby has been Chief Executive Officer and President of PBN Consulting, a company providing business consulting services. From July 1992 to April 1997 Mr. Demby was employed by JP Morgan, New York, NY in the Golbal Technology and Operations Division. Additionally, Mr. Demby served as a business consultant to various divisions in JP Morgan, including the Financial
Department. Mr. Demby has an MBA from The Wharton School, University of Pennsylvania, and a BA in Engineering and Economics from Brown University.

Executive Compensation

           No officer or director has received any compensation. Until we acquire additional capital, it is not intended that any officer or director will receive compensation from us other than reimbursement for out-of-pocket expenses incurred on our behalf.

Employment Agreements

           We have entered into employment agreements with each of the Officers which provide for an annual base compensation of $70,000 and $100,000, respectively, and such bonuses as the Board of Directors may from time to time determine.

Stock Options

           We have adopted a formal stock option plan to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants. The board set aside 3,000,000 shares for issuance under the plan. Awards under the plan may be in the form of incentive stock options or non-qualified stock options. The plan will be administered by our Board of Directors, which is authorized to select the plan recipients, the time or times at which awards may be granted and the number of shares to be subject to each option awarded.

Other Transactions

           All transactions between our company and its officers. directors and 5% or more shareholders will be on terms no less favorable to the company than that which could be obtained from independent third parties.

Directors' Compensation

           Our directors receive no compensation for their services as directors. Members of the advisory board will receive payment for their services, travel and other expenses incurred in connection with attendance at each meeting.

Indemnification of Officers and Directors

           At present we have entered into individual indemnity agreements with our officers or directors as a part of their employment agreements. Our by-laws contain a provision which requires us to indemnify any director or officer or former director or officer against actual expenses incurred in defending any legal action where they are a party by reason of being or having been a director or officer. However we are not required to indemnify any such person who is found to be liable for negligence or misconduct in their performance of their duty.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

Directors and Officers Insurance

           We are exploring the possibility of obtaining directors and officers ("D & O") liability insurance. There is no assurance that we will be able to obtain such insurance.

Conflicts of Interest

           None of our officers will devote more than a portion of his time to the affairs of the company. There will be occasions when the time requirements of the company's business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that the company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the company.

                              Certain Transactions

           No officer, director, or affiliate of the company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the company through security holdings, contracts, options, or otherwise. However, this situation could arise.

           In April, 2002, we sold a total of 13,000,000 shares of our common stock to twenty six (26) individuals, three of whom are our officers and/or directors, including two of their spouses, five of whom are members of the advisory board, for which each individual paid $.0001 per share for a total aggregate purchase price of $1,300.

           In May, 2002, we sold a total of 100,000 shares of our common stock at $.25 per share to Leonard W. Suroff and one other investor. Each of two investors purchased 50,000 shares totaling 100,000 shares for a total consideration of $25,000.

           In June, 2002 we sold 100,000 shares of our common stock at $.25 per share to one investor for a consideration of $25,000.

           In August, 2002 we sold 400,000 shares of our common stock at $.25 per share to two investors for a consideration of $100,000.

           We presently maintain a mailing address at the residence of our Treasurer, Leonard W. Suroff, from which we conduct operations, and for which we pay no rent, and do not anticipate paying rent in the future. We anticipate that following completion of this offering our office will be moved, but cannot predict future office or facility arrangements with officers, directors or affiliates of the company.

           On April 1, 2002, we entered into a five year employment agreement with our president, Vladimir F. Kuznetsov, pursuant to which Mr. Kuznetsov will receive compensation of $70,000 per annum commencing upon our raising $250,000.

           On April 1, 2002, we entered into a five year employment agreement with our treasurer, Leonard W. Suroff, pursuant to which Mr. Suroff will receive compensation of $50,000 per annum commencing upon our raising $250,000 and compensation of $100,000 per annum commencing upon our raising $500,000.

           On May 1, 2002 we entered into an agreement with a third party, pursuant to which the company will pay two (2%) percent of the fee received on the Elektronika Bank financing.

                            Description of Securities

           All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable Delaware law and to the provisions of our articles of incorporation and by-laws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

Common Stock

           We are authorized to issue 100,000,000 shares, at a par value of $.0001 per share. As of the date of this prospectus, there are 13,600,000 shares outstanding. After giving effect to the offering, the issued and outstanding capital stock of the company will consist of 16,600,000 shares.

           You have the voting rights for your shares. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

           You have dividend rights for your shares. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

           You have rights if we are liquidated. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

           You have no right to acquire shares of stock based upon the percentage of our common stock you own when we sell more shares of our stock to other people. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

Preferred Stock

           Our Articles of Incorporation currently authorizes us to issue one million (1,000,000) shares of preferred stock at $.0001 par value. The preferred stock may be divided into series or classes, with special voting rights and preferences, to be established by our management upon the approval of a majority vote of our directors. As of the date of this prospectus, there are no shares of our preferred stock outstanding.

           If our Board of Directors authorized the issuance of shares of preferred stock with conversion rights, the number of shares of our common stock outstanding could potentially be increased by up to the authorized amount. Issuance of our preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and may adversely affect the rights of holders of our other classes of preferred stock or holders of our common stock. Also, our preferred stock could have preferences over our common stock and other series of our preferred stock with respect to dividends and liquidation rights.

           Upon liquidation of our company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully-paid and nonassessable. Holders of our Common Stock are entitled to share pro rata in dividends and distributions with respect to our common stock, as may be declared by our Board of Directors out of funds legally available therefor.

                         Shares Eligible for Future Sale

           Upon completion of this offering, we will have 16,600,000 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

           There will be approximately 13,600,000 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

           The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

           As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the common stock.

           Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this prospectus are entitled to sell such common stock after the 90th day following the date of this prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

           There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for our common stock does develop at a future time, sales by stockholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.


                              Available Information

           We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

           The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of such site is http://www.sec.gov.

           We intend to furnish to our stockholders annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

           We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to the Treasurer of IPORUSSIA, INC., Leonard W. Suroff, 12 Tompkins Avenue, Jericho, N.Y. 11753, Tel.# (516) 937-6600.

           Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

           You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

Special Note Regarding Forward-Looking Statements

           This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "Risk Factors" section beginning on page 5. Therefore, you should not place undue reliance upon these forward-looking statements.

           Although  we  believe   that  the   expectations   reflected  in  the
forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.


                                 Dividend Policy

           We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, our financial conditions and general business conditions.


                              Stock Transfer Agent

           Our transfer agent and registrar of the common stock is OTC Corporate Transfer Service Co., P.O. Box 501, Hicksville, New York 11802.


                                     Experts

           Our financial statements of IPORUSSIA, INC. as of and for the period ending June 30, 2002 have been audited by Aaron Stein, CPA, 981 Allen Lane, Woodmere, N.Y.11598, independent auditors, as set forth in his report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon his authority as an expert in accounting and auditing.

                                  Legal Matters

           There is no pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers and directors.

           The Law Offices of Miles Garnett, Esq., 66 Wayne Avenue, Atlantic Beach, N.Y.11509, Tel. #(516) 371-4598, http://www.garnett.com, will pass upon certain legal matters relating to the offering.

           There is no underwriter for this offering. Therefore, offerees will not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock, we have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which investors may judge our ability to consummate this offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

IPORUSSIA, INC.
(A Development Stage Company)



INDEX TO FINANCIAL STATEMENTS


                                                                        Page
                                                                        ----
REPORT OF INDEPENDENT ACCOUNTANT                                         F-2


FINANCIAL STATEMENTS

         Balance Sheet as of June 30, 2002                               F-3
         Statement of Operations for the period
              April 1, 2002 (inception) to June 30, 2002                 F-4
         Statement of Changes in Stockholders' Equity for the
              period April 1, 2002 (inception) to June 30, 2002          F-5
         Statement of Cash Flows for the period
              April 1, 2002 (inception) to June 30, 2002                 F-6
         Notes to Financial Statements                                   F-7-9

CERTIFIED PUBLIC ACCOUNT


                                                              981 ALLEN LANE
                                                               P.O. BOX 406
                                                            WOODMERE, NY 11598
                                                                516-569-0520


REPORT OF INDEPENDENT AUDITOR



To the Board of Directors and Stockholders'
   Iporussia, Inc.


I have audited the accompanying balance sheet of IPORUSSIA, INC. (a development stage company) as of June 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the period from April 1, 2002 (date of inception) to June 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPORUSSIA, INC. (a development stage company) as of June 30, 2002 and the results of its operations and its cash flows for the period from April 1, 2002 (date of inception) to June 30, 2002 in conformity with accounting principles generally accepted in the United States of America


Aaron Stein CPA
Woodmere, New York
August 12 , 2002

IPORUSSIA, INC.
(A Development Stage Company)
BALANCE SHEET
June 30, 2002





ASSETS

CURRENT ASSETS
             Cash                                                   $  38,042
             Deferred financing costs                                   7,000
                                                                    ----------

                 Total current assets                                                $ 45,042
                                                                                     ---------


                                                                                     $ 45,042
                                                                                     ========



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

                 Total current liabilities                                           $      -
                                                                                     --------

STOCKHOLDERS' EQUITY
             Preferred stock, $.0001 par value,
                 1,000,000 shares authorized,
                 0 shares issued                                            -
             Common Stock $0.0001
                 100,000,000 shares authorized
                 13,200,000 shares issued and outstanding               1,320
             Additional Paid-in-Capital                                49,980
              Accumulated deficit                                      (6,257)
                                                                    ----------

                 Total stockholders' equity                                            45,043
                                                                                     --------

                                                                                     $ 45,043
                                                                                     ========




                       See notes to financial statements.

IPORUSSIA, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
Period from inception (April 1, 2002)
    through June 30, 2002



REVENUE                                                                         $           -
                                                                                -------------

GENERAL AND ADMINISTRATIVE
    Organization costs                                              $   1,672
    Auditing fees                                                       2,000
    Other expenses                                                      2,585
                                                                    ----------
                                                                                        6,257
                                                                                --------------


NET LOSS                                                                        $      (6,257)
                                                                                ==============


EARNINGS PER SHARE

    Basic                                                                       $      (0.000)
                                                                                ==============

AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING

    Basic                                                                           13,057,143
                                                                                ==============



                       See notes to financial statements.

IPORUSSIA, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period  from inception (April 1, 2002)
    through June 30, 2002






                                                                              Accumulated
                                                                                 Deficit
                                                             Additional        During the
                                                               Paid-In        Development
                                  Shares         Amount        Capital           Stage             Total
                                ----------     -----------  -------------   -----------------  --------------
Issuance of common stock-
    at par                        13,000,000      $ 1,300       $      -            $      -        $  1,300

Issuance of common stock             200,000           20         49,980                   -          50,000

Net loss                                   -            -              -              (6,257)         (6,257)
                             ----------------  -----------  -------------   -----------------  --------------

Balance June 30, 2002             13,200,000      $ 1,320       $ 49,980            $ (6,257)       $ 45,043
                             ================  ===========  =============   =================  ==============




                       See notes to financial statements.

IPORUSSIA, INC.
STATEMENT OF CASH FLOWS
Period  from inception (April 1, 2002)
    through June 30, 2002





CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                     $     (6,257)


    Financing activities:
      Proceeds from issuance of common stock                         $ 51,300
      Deferred financing costs                                         (7,000)
                                                                     ---------

            Net cash provided by financing activities                                  44,300
                                                                                --------------



            NET INCREASE IN CASH                                                       44,300

CASH AND CASH EQUIVALENTS, Beginning                                                        -
                                                                                --------------

CASH AND CASH EQUIVALENTS, End                                                   $     44,300
                                                                                ==============


SUPPLEMENTAL DISCLOSURES OF CASH PAYMENTS

    Interest                                                                     $          -
                                                                                ==============

    Taxes                                                                        $          -
                                                                                ==============



                       See notes to financial statements.

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2002



NOTE 1 -- Organization, Business and Significant Accounting Policies

          Organization

          IPORUSSIA, INC. (the Company) was originally incorporated in Delaware as IPO RUSSIA, INC. on April 1, 2002. Simultaneously, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its corporate name to IPORUSSIA, INC. The Company has adopted December 31, as its fiscal year end.

          Business

          The Company will provide consulting services to private companies located in the Russian Federation that are interested in taking their companies public in foreign markets. These services will include providing information regarding various requirements and procedures in order to take a company public, assisting clients in assembling a team of professionals and introductions to broker-dealers to assist them in raising capital.

          Significant Accounting Policies

          Use of Estimates in Financial Statements -- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

          Cash -- For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, as cash and equivalents in the accompanying balance sheet.

          Income Taxes --The Company accounts for income taxes under the asset and liability method. Deferred income taxes and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the period in which the differences are expected to reverse.

          Earnings per Common Share -- Basic earnings per share are computed using the weighted average number of shares outstanding during the year. Basic earnings per share also exclude any dilutive effects of options, warrants and convertible securities. Diluted net loss per share does not include options, warrants or convertible securities, as they would be anti-dilutive.

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2002


NOTE 2 -- Stockholders' Equity

                  Authorized Stock

          The Company is authorized to issue 1,000,000 shares of preferred stock, $.0001 par value and 100,000,000 shares of common stock, $.0001 par value.

          The individuals who are both Officers and Directors purchased at par 7,150,000 shares of common stock, and others who are neither Officers nor Directors purchased at par 5,850,000 shares of common stock.

                  Issuance of Stock

          The Company from May 7, 2002 through June 30, 2002 sold 200,000 shares of common stock at a value of $0.25 per share. The Company relied on
          Section 4(2) of the Securities Act of 1933, as amended (the "Act") as the basis of exemption from registration.


NOTE 3 -- Financial Advisory Agreement

          The Company entered into a Financial Advisory Agreement dated April 30, 2002 with the Joint Stock Bank Elektronika (Bank) based in Moscow. Under the agreement the Company will receive a cash fee of seven (7%) percent on any transaction during the twenty four (24) month term of the agreement on any transaction consummated with a party introduced by the Company to the Bank within two years from the expiration of the Agreement. On May 1, 2002 the Company entered into an agreement with a third party, pursuant to which the Company will pay two (2%) percent of the fee received under the agreement with the Bank.



NOTE 4--  Executive Compensation

          The Company has entered into a five-year employment agreement with our
          president  who  will  receive   compensation   of  $70,000  per  annum
          commencing upon the Company raising $250,000.

          The Company has also entered into a five-year employment agreement with our treasurer who will receive compensation of $50,000 per annum commencing upon the Company raising $250,000 and compensation of $100,000 per annum commencing upon the Company raising $500,00

IPORUSSIA, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2002



NOTE 5 -- Stock Options

          The Company has adopted a formal stock option plan to reward and provide incentives to officers, directors, employees, consultants and other eligible participants. The board set aside 3,000,000 shares for issuance under the plan. Awards under the plan may be in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, which do not qualify as incentive stock options. The plan will be administered by the Board of Directors, which is authorized to select the plan recipients, the time or times at which awards may be granted and the number of shares to be subject to each option awarded.

NOTE 6 -- Subsequent Events

          During August, 2002 the Company sold 400,000 shares of common stock at a value of $0.25 per share. The Company relied on Section 4(2) of the Act , as the basis of exemption from registration.

================================================================================

No dealer, salesperson or any other person is authorized to give any information or to make any representations in connection with this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until May 31, 2003 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                          TABLE OF CONTENTS

Summary.......................................................................3
Our Company...................................................................3
Risk Factors..................................................................5
Use of Proceeds...............................................................8
Dilution......................................................................9
Capitalization...............................................................11
Plan of Distribution.........................................................11
Business.....................................................................11
Management's Discussion and Analysis
of Conditions or Plan of Operations..........................................15
Principal Shareholders.......................................................15
Management...................................................................16
Certain Transactions.........................................................20
Description of Securities....................................................20
Shares Eligible for Future Sale..............................................21
Available Information........................................................22
Dividend Policy..............................................................23
Stock Transfer Agent.........................................................23
Experts......................................................................23
Legal Matters................................................................24
Index to Financial Statements...............................................F-1




                                 IPORUSSIA, INC.












                                    3,000,000

                               SHARES COMMON STOCK
                          (par value $.0001 per share)














                                 IPORUSSIA, INC.
                               12 Tompkins Avenue,
                               Jericho, N.Y. 11753


                                 ________, 2002





================================================================================

                                    APPENDIX



                For Office Use Only:


           Broker/Dealer Name & Address                Investor:


                                                       _________________________


                                                       Investor # ______________





                             SUBSCRIPTION AGREEMENT
                                       for
                                 IPORUSSIA, INC.

                         Common Stock ($1.00 per share)

Persons interested in purchasing common stock of IPORUSSIA, INC. must complete and return this Subscription Agreement along with their check or money order to:

IPORUSSIA, INC.
12 Tompkins Avenue,
Jericho, N.Y. 11753, ("the Issuer") ("the Company")

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates shall be delivered to each Investor within thirty (30) days of the Close of this Offering.

           Securities Offered - The Company is offering 3,000,000 shares (par value $.0001 per share) at $1.00 per share. The minimum subscription is 1,000 shares.

           Subscription - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.


                Number of Common Shares            =
                                                      --------------------------

                Multiply by Price of Shares        x       $1.00 per Share
                                                      --------------------------

                Aggregate Subscription Price       = $
                                                     ---------------------------


Check or money order shall be made payable to IPORUSSIA, INC.



Subscription Agreement                                          Page 1 of 2

In connection with this investment in the Company, I represent and warrant as follows:

a) Prior to tendering payment for the shares, I received a copy of and read your prospectus dated ______________, 2002.

b)  I am a bona fide resident of the state of ________________________________.

c) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser, and Investor indemnifies and agrees to hold harmless, the Issuer and each other purchaser from and against all damages, claims, expenses, losses or actions resulting from the untruth of any of the warranties and representations contained in this Subscription Agreement.

Please register the shares which I am purchasing as follows:


   Name: _____________________________________    Date: ________________________

As (check one)

      / / Individual             / / Tenants in Common  / / Existing Partnership
      / / Joint Tenants          / / Corporation        / / Trust
      / / Minor with adult       / / IRA
          custodian under the
          Uniform Gift to Minors Act

For the person(s) who will be registered shareholder(s):


-----------------------------------             --------------------------------
     Signature of Subscriber                            Residence Address


-----------------------------------             --------------------------------
   Name of Subscriber (Printed)                             City or Town


-----------------------------------             --------------------------------
  Signature of Co-Subscriber State                           Zip Code


-----------------------------------             --------------------------------
   Name of Co-Subscriber (Printed)                           Telephone


-----------------------------------             --------------------------------
    Subscriber Tax I.D. or                          Co-Subscriber Tax I.D. or
    Social Security Number                            Social Security Number


----------------------------------
  E-mail Address (if available)


--------------------------------------------------------------------------------

ACCEPTED BY: IPORUSSIA, INC.


By: _______________________________________    Date ____________________________
                 Officer



Subscription Agreement                                          Page 2 of 2

                Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Officers and Directors

           The information required by this item is incorporated by reference to "indemnification" in the prospectus herein.

           We have entered into individual indemnity agreements with our Officers or Directors by virtue of their employment agreements. Our By-Laws and Certificate of Incorporation provide a blanket indemnification that we shall indemnify, to the fullest extent under Delaware law, our directors and officers against certain liabilities incurred with respect to their service in such capabilities. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and we will be governed by the final adjudication of such case.

ITEM 25. Other Expenses of Issuance and Distribution

             SEC Registration Fee                     $    276.00
             Blue Sky Fees and Expenses               $ 10,000.00
             Legal Fees and Expenses                  $ 18,000.00
             Printing and Engraving Expenses          $  5,000.00
             Accountant's Fees and Expenses           $  4,000.00
                                                      -----------
                              Total                   $ 37,276.00

           The foregoing expenses, except for the SEC fees, are estimated.

ITEM 26. Recent Sales of Unregistered Securities.

             (a) Unregistered Securities Sold within the past three years

                       The following  sets  forth  information  relating  to all
                           previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

                              On April 1, 2002 the board of directors authorized
                           the issuance of an aggregate of 10,875,000 shares to Vladimir F. Kuznetsov and his adult children; Leonard
                           W. Suroff, his wife, and their three adult children, Richard Bernstein, his wife and their two adult children for a total of 12 individuals. On April 1, 2002, the Board of Directors also authorized the initial issuance of an aggregate of 2,125,000 shares as founder's stock at a price of $.0001 per share to a total of 14 individuals at a price of $.0001 per share, also in May, 2002, the Board of Directors authorized the issuance of an aggregate of 100,000 shares of common stock to Leonard W. Suroff and Jerome Rubin, M.D. Inc. Defined Benefit Retirement Plan (Dr. Rubin is a first cousin of Leonard Suroff), in June, 2002 the Board of Directors authorized the issuance of 100,000 shares of common stock to John T. Callaghan at $.25 per share and in August the Board of Directors authorized the issuance of an agregate of 400,000 shares of common stock to Brian E. Miller and Gus Poulas IRA, for an aggregate price of $150,000. These issuances were made in reliance on
                           Section 4(2) of the Securities Act of 1933, and we did not seek information whether the acquirers were accredited or sophisticated investors.

ITEM 27. - EXHIBITS
                                Index to Exhibits

               SEC REFERENCE            TITLE OF DOCUMENT                                LOCATION
               NUMBER
               --------------           -----------------                                --------
               3.1                   Articles of Incorporation                       This filing page

               3.2                   Certificate of Amendment                        This filing page

               3.3                   Bylaws                                          This filing page

               5.1                   Consent of Miles Garnett, Esq.                   To be filed
                                                                                       with amendment

               10.1                  2002 Stock Option Plan                          This filing page

               10.2                  Employment Agreement                            This filing page
                                     w/Kuznetsov

               10.3                  Employment Agreement                            This filing page
                                     w/Suroff

               10.4                  Agreement with Joint Stock                      This filing page
                                     Bank Elektronica (English version)

               10.5                  Finance-Analyst Joint Stock Company             This filing page
                                     Memorandum of Understanding

               23.1                  Consent of                                         To be filed
                                     Accountants                                       with amendment


ITEM 28. Undertakings

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement

               To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

           In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the Village of Jericho, State of New York, on August 12, 2002.


  (Registrant)                     IPORUSSIA, INC.


                                      /s/ Vladimir F. Kuznetsov
                                   By ------------------------------------------
                                      Vladimir F. Kuznetsov, President,
                                      Chief Executive Officer and Director

           In accordance with the Securities Act of 1933 this registration was signed by the following persons in the capacities and on the dates indicated.


  (Signature)                         /s/ Leonard W. Suroff
                                      ------------------------------------------
                                      Leonard W. Suroff, Secretary,
                                      Treasurer and Director


  (Date)                                          August 12, 2002
                                      ------------------------------------------


  (Signature)                         /s/ Richard Bernstein
                                      ------------------------------------------
                                      Richard Bernstein, Director


  (Date)                                          August 12, 2002
                                      ------------------------------------------


  (Signature)                         -----------------------------------------
  (Type or Print Name)


  (Date)                              -----------------------------------------


  (Signature)                         -----------------------------------------
  (Type or Print Name)


  (Title)                             -----------------------------------------


  (Date)                              -----------------------------------------

                Who must sign: the small business issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least the majority of directors or persons performing similar functions.